[Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison]

                                                                 August 24, 1999

TD Securities (USA) Inc.
31 West 57th Street
New York, New York 10019-6101

Ladies and Gentlemen:

            We have acted as U.S. counsel to Golden Star Resources Ltd., a Canadian corporation (the "Company"), in connection with the offering and sale of $4,155,000 aggregate principal amount of 7.50% subordinate convertible debentures due 2004 of the Company (the "Debentures"), together with 831,000 four-year warrants (the "Four-Year Warrants") of the Company, and 6,923,000 equity units (the "Units") consisting of 6,923,000 shares of the Company's common shares (the "Shares") and 3,461,500 common share purchase warrants (the "Warrants," and, together with the Debentures, the Four-Year Warrants and the Shares, the "Securities"). The Securities are being sold under the Agency Agreement (the
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"Agency Agreement"), dated August 16, 1999, by and between TD Securities (USA)
Inc. (the "Agent") and the Company. This opinion is being furnished at the request of the Company as contemplated by Section 6.6 of the Agency Agreement. Capitalized terms used and not otherwise defined in this letter have the meanings given those terms in the Agency Agreement.

            The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (File No. 333-33237) under the Securities Act of 1933, as amended (the "1933 Act"). The registration statement was filed on August 8, 1997, was amended on October 2, 1997, and, we are advised orally by the Commission, was declared effective by the Commission on October 2, 1997. Forms of preliminary prospectus supplements (together with the prospectus (the "Base Prospectus") included in the registration statement), dated June 29, 1999, and August 10, 1999, respectively, were filed with the Commission on July 1, 1999 and August 12, 1999, respectively, under subparagraph 5 of Rule 424(b) of the 1933 Act. A form of final prospectus supplement (including the Base Prospectus), dated August 16, 1999, was filed with the Commission on August 23, 1999, under subparagraph 3 of Rule 424(b) of the 1933 Act. The registration statement as amended and revised at the time it was declared effective, including any documents incorporated by reference in it, is referred to in this letter as the "Registration Statement." The final prospectus supplement (including the Base Prospectus) relating to the offering of the Securities by the Company in the form filed on behalf of the
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Company with the SEC under subparagraph 3 of Rule 424(b), including any documents incorporated by reference in it, is referred to in this letter as the "Prospectus Supplement."

            In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

            1.    the Registration Statement;
            2.    the Prospectus Supplement;
            3.    the Agency Agreement;
            4.    the Indenture;
            5. the Supplemental Indenture, dated as of August 24, 1999, by and between the Company and the Trustee;
            6.    a specimen form of the Debentures;
            7.    a specimen form of the Four-Year Warrants;
            8.    a specimen form of the Broker Warrants;
            9.    a specimen form of the certificate representing the Shares;
                  and
            10.   a specimen form of the Warrants.

            In addition, we have examined: (i) corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter (collectively, the "Charter
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Documents") and copies of resolutions of the board of directors of the Company certified by the Company and relating to the issuance of the Securities; and
(ii) other certificates, agreements and documents as we deemed relevant and necessary as a basis for our opinions. We have also relied (without independent investigation) upon the factual matters contained in the representations and warranties of the Company made in the Agency Agreement and upon certificates of public officials and officers of the Company.

            In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, that (i) the Company is validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) the execution, delivery and performance of the Agency Agreement has been duly authorized by all necessary corporate action and do not violate the Charter Documents or the Company's other organizational documents or the laws of its jurisdiction of organization.
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            Where statements are made "to our knowledge" or words of similar import, they refer only to the actual knowledge of the lawyers in our firm engaged in the representation of the Company in connection with the transactions contemplated by the Agency Agreement and without any independent verification.

            Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

            1. Under any provision of law or regulation of the State of New York or the United States applicable to the Company (in each case which are normally applicable to the transactions that are contemplated by the Agency Agreement), no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the completion of the transactions contemplated by the Agency Agreement in connection with the issuance or sale of the Securities by the Company, or in connection with the due authorization, execution and delivery of the Agency Agreement, the Debentures, the Warrants, the Four-Year Warrants, the Broker Warrants or the Indenture, except as have been obtained and made under the 1933 Act and as may be required under state securities laws.

            2. Assuming that the statements made in the Registration Statement and the Prospectus Supplement are complete and correct, (i) the Registration Statement and any amendments to it have become and are effective, and (ii) the Registration Statement and the Prospectus Supplement, as of their respective effective
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or issue dates, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC under the 1933 Act (except that we express no opinion as to financial statements, financial statement schedules and other financial and statistical data).

            3. The sales of Debentures, the Warrants, the Four-Year Warrants and the Shares are registered under the 1933 Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

            4. Assuming that (A) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, (B) the Indenture has been duly authorized by the Company, (C) the Indenture constitutes a legal, valid and binding agreement under the laws of Canada, and (D) the Indenture has been duly authorized, executed and delivered by the Trustee, to the extent that New York law is applicable, (i) the Indenture has been executed and delivered by the Company, and (ii) the Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

            5. The Debentures are in the form contemplated by the Indenture. Assuming that (A) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Debentures, (B) the Debentures have been duly authorized by the Company and would constitute a legal, valid and
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binding agreement under the laws of Canada, and (C) the Debentures have been duly authenticated by the Trustee in the manner described in its certificate delivered to the Agent today (which fact we need not determine and have not determined, by an inspection of the Debentures), to the extent that New York law is applicable, (i) the Debentures have been executed and delivered by the Company and (ii) the Debentures constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

            6. Assuming that (A) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrants and (B) the Warrants have been duly authorized by the Company and would constitute a legal, valid and binding agreement under the laws of Canada, to the extent that New York law is applicable, (i) the Warrants have been duly executed and delivered by the Company and (ii) the Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

            7. Assuming that (A) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Broker Warrants and (B) the Broker Warrants have been duly authorized by the Company and would constitute a legal, valid and binding agreement under the laws of Canada, to the extent that New York law is applicable, (i) the Broker Warrants have been duly executed and delivered by the Company and (ii) the Broker Warrants constitute valid
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and binding obligations of the Company, enforceable against the Company in accordance with their terms.

            8. Assuming that (A) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Four-Year Warrants and (B) the Four-Year Warrants have been duly authorized by the Company and would constitute a legal, valid and binding agreement under the laws of Canada, to the extent that New York law is applicable, (i) the Four-Year Warrants have been duly executed and delivered by the Company and (ii) the Four-Year Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

            9. Assuming that (A) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Escrow Agreement and (B) the Escrow Agreement has been duly authorized by the Company and would constitute a legal, valid and binding agreement under the laws of Canada, to the extent that New York law is applicable, (i) the Escrow Agreement has been duly executed and delivered by the Company and (ii) the Escrow Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            10. The Warrants, the Four-Year Warrants, the Broker Warrants and the Indenture conform in all material respects to their descriptions in the Prospectus Supplement, and the Debentures comply with the provisions of the Indenture.
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            11. The description in the Prospectus Supplement (A) under the captions "Use of Proceeds--Escrow Arrangements," "Certain United States Federal Income Tax Considerations," "Description of the Convertible Debentures," "Description of the Common Shares" and "Description of the Warrants," and (B) in the Registration Statement in Item 14 and Item 15, in each case insofar as these statements constitute summaries of the legal matters, documents or proceedings governed by New York law and referred to in those documents, fairly present the information called for with respect to these legal matters, documents and proceedings in all material respects and fairly summarize the matters referred to in those documents in all material respects.

            12. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Agency Agreement and, to the extent that New York law is applicable, the Agency Agreement has been duly executed and delivered by the Company.

            13. The Company is not, and upon the issuance and sale of the Securities and the Broker Warrants as contemplated in the Agency Agreement and the application of the net proceeds from that issuance and sale as described under "Use of Proceeds" in the Prospectus Supplement will not be, an "investment company" or an entity "controlled" by an "investment company," as those terms are defined in the 1940 Act.

            14. The Indenture has been duly qualified under the 1939 Act.
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            We have been advised orally by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued.

            With respect to the opinions expressed in paragraphs 4 through 9 above, the enforceability of the Documents may be subject to: (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances or transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally; and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                    Very truly yours,


                                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                                    --------------------------------------------
                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON